                                                                     EXHIBIT 1.1



                      DISTRIBUTION AND MANAGEMENT AGREEMENT



                       dated as of _______________, 2002,



                           ONYX ACCEPTANCE CORPORATION


                                       and


                             SUMNER HARRINGTON LTD.



                                 $50,000,000.00


                     Renewable Unsecured Subordinated Notes

                                TABLE OF CONTENTS

                                                                             PAGE
ARTICLE I DEFINITIONS.......................................................   1
  Section 1.01  Defined Terms...............................................   1
  Section 1.02  Accounting Terms............................................   4

ARTICLE II APPOINTMENT OF AGENT AND RELATED AGREEMENTS......................   5
  Section 2.01  Appointment; Exclusivity....................................   5
  Section 2.02  Scope of Agency.............................................   5
  Section 2.03  Compensation to Agent.......................................   5
  Section 2.04  Brokers and Dealers.........................................   7
  Section 2.05  Agent's Unrelated Activities................................   7
  Section 2.06  Best Efforts; Independent Contractor........................   7
  Section 2.07  Issuance and Payment........................................   8

ARTICLE III SERVICES; STANDARD OF CARE......................................   8
  Section 3.01  Services for Notes..........................................   8
  Section 3.02  Maintenance of Files and Records............................  10
  Section 3.03  Monthly Reports to the Company..............................  11

ARTICLE IV REPRESENTATIONS AND COVENANTS OF THE COMPANY.....................  11
  Section 4.01  Representations, Warranties and Agreements of the Company...  11
  Section 4.02  Covenants of the Company....................................  17

ARTICLE V REPRESENTATIONS AND COVENANTS OF AGENT; CONDITIONS................  19
  Section 5.01  Representations and Warranties of Agent.....................  19
  Section 5.02  Covenants of Agent..........................................  22

ARTICLE VI CONDITIONS.......................................................  23
  Section 6.01  Conditions of the Agent's Obligations.......................  23

ARTICLE VII INDEMNIFICATION AND CONTRIBUTION................................  28
  Section 7.01  Company's Indemnification of Agent..........................  28
  Section 7.02  Agent's Indemnification of the Company......................  29
  Section 7.03  Notice of Indemnification Claim.............................  29
  Section 7.04  Contribution................................................  30
  Section 7.05  Notice of Contribution Claim................................  31
  Section 7.06  Reimbursement...............................................  31
  Section 7.07  Arbitration.................................................  31

ARTICLE VIII TERM AND TERMINATION...........................................  32
  Section 8.01  Effective Date of this Agreement............................  32
  Section 8.02  Termination Prior to Initial Closing Date...................  32
  Section 8.03  Notice of Termination.......................................  32
  Section 8.04  Termination After Initial Closing Date......................  32
  Section 8.05  Termination Without Termination of Offering.................  33

ARTICLE IX MISCELLANEOUS....................................................  33
  Section 9.01  Survival....................................................  33

  Section 9.02  Notices.....................................................  33
  Section 9.03  Successors and Assigns; Transfer............................  34
  Section 9.04  Cumulative Remedies.........................................  34
  Section 9.05  Attorneys' Fees.............................................  34
  Section 9.06  Entire Agreement............................................  34
  Section 9.07  Choice of Law; Venue........................................  35
  Section 9.08  Confidentiality.............................................  35
  Section 9.09  Rights to Investor Lists....................................  35
  Section 9.10  Waiver; Subsequent Modification.............................  35
  Section 9.11  Severability................................................  35
  Section 9.12  Joint Preparation...........................................  35
  Section 9.13  Captions....................................................  35
  Section 9.14  Counterparts................................................  35

                      DISTRIBUTION AND MANAGEMENT AGREEMENT

      THIS DISTRIBUTION AND MANAGEMENT AGREEMENT is entered into as of this ____ day of ______________, 2002 by and between Onyx Acceptance Corporation, a Delaware Corporation (the "Company"), and Sumner Harrington Ltd., a Minnesota corporation, as agent (the "Agent").

                                    RECITALS

      WHEREAS, the Company proposes to register and publicly offer and sell up to $50,000,000 aggregate principal amount of renewable, unsecured, subordinated notes of the Company;

      WHEREAS, subject to the termination rights set forth herein, the Company desires to appoint the Agent to act as the Company's exclusive selling agent in connection with the offer, sale and renewal of such notes on a best effort basis and act as the Company's servicing agent to provide certain administrative services with respect to the Notes, and Agent desires to accept such duties, all as provided for by the terms of this Agreement.

      NOW, THEREFORE, in consideration of the above and for other good and valuable consideration, receipt of which is acknowledged, and in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.01 DEFINED TERMS. Whenever used in this Agreement, the following terms have the respective meanings set forth below. The definitions of such terms are applicable to the singular as well as to the plural forms of such terms.

            (a) Accepted Note Practices. As applicable to the context in which this term is used, those procedures and practices with respect to the offering, marketing, selling, servicing and administration of the Notes that satisfy the following: (i) meet at least the same standards that Agent would follow in exercising reasonable care in offering, marketing, selling, servicing and administering similar programs for publicly offered notes or securities; (ii) comply with all applicable federal and state laws; (iii) comply with the provisions of this Agreement; and (iv) give due consideration to the accepted standards of practice of prudent investment banking firms that offer, market, sell, service or administer comparable programs for publicly offered notes or securities and the reliance of the Company on the Agent for the offering, marketing, selling, servicing and administration of the Renewable Note Program.

            (b) Agent. Sumner Harrington Ltd., a Minnesota corporation, or its successors in interest, if approved by the Company as provided herein.

            (c) Agreement. This Distribution and Management Agreement, including any exhibits or attachments hereto, as originally executed, and as amended or supplemented from time to time in accordance with the terms hereof.

            (d) Business Day. Any day other than (a) a Saturday or Sunday or (b) another day on which banking institutions in the State of New York or the State of Minnesota are authorized or obligated by law, executive order, or governmental decree to be closed.

            (e) Commission or SEC. The Securities and Exchange Commission.

            (f) Company. Onyx Acceptance Corporation, or its successors in interest.

            (g) Due Date. The day on which each Scheduled Payment is due to any Holder from the Company on any Note for a Due Period, exclusive of any days of grace.

            (h) Due Period. The monthly, quarterly, semi-annual, or annual periods, or the full term of the Note if interest is due at maturity, for which scheduled payments of interest will be paid on any Note.

            (i) Effective Date. As defined in Section 6.01(a), the date and time the Registration Statement is or was declared effective by the Commission.

            (j) Exchange Act. The Securities Exchange Act of 1934, as amended.

            (k) Governmental Rules. Any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, policy, decision or guideline of any governmental agency, court or authority.

            (l) Holder. The registered owner of any Note, including any purchaser or any subsequent transferee or other holder thereof.

            (m) Indenture. That certain Indenture dated on or about ____________, 2002, by and between the Company and the Trustee with respect to the Notes.

            (n) Initial Closing Date. After the Effective Date, the first date on which any Notes are issued and sold by the Company to any Investors.

            (o) Investor. Any person who purchases Notes or person who contacts the Agent expressing an interest in purchasing the Notes or requesting information concerning the Notes.

            (p) Letter of Intent. That certain letter of intent dated August 15, 2002 by and between the Company and the Agent relating to the Offering.

            (q) Material Agreement. With respect to a person, any agreement, contract, joint venture, lease, commitment, guaranty or other contractual arrangement or any bond, debenture, indenture, mortgage, deed of trust, loan or security agreement, note, instrument or other evidence of indebtedness, which in the case of any of the foregoing is material to the business, assets, operations or condition, financial or otherwise, of such person or which is material to the ability of such person to perform its obligations under this Agreement.

            (r) NASD. The National Association of Securities Dealers, Inc.

            (s) Note Confirmation. With respect to the issuance and ownership of the Notes in book-entry form, an appropriate written confirmation of the issuance and ownership or transfer of ownership of a Note to a Holder, the format of which shall comply with Accepted Note Practices.

            (t) Note Portfolio. The aggregate of individual Notes, as it exists from time to time, which, unless the context otherwise requires or provides, will be determined or evaluated based upon the principal balances of the Notes.

            (u) Notes. The renewable, unsecured, subordinated notes of the Company that are being offered and sold pursuant to the Registration Statement and that have an aggregate principal amount up to $50,000,000 and such other terms as described in the Prospectus, and any additional principal amount of the same or similar notes as may be registered from time to time pursuant to the Registration Statement.

            (v) Offering. The offer and sale of the Notes in accordance with the terms and subject to the conditions set forth in the Registration Statement.

            (w) Paying Agent. _________________ or its successors or assigns, or such other paying agent with respect to the Notes as may be subsequently appointed by the Company.

            (x) Paying Agent Agreement. That certain agreement by and between the Company and Paying Agent relating to the Company's engagement of the Paying Agent to act as the paying agent for the Notes.

            (y) Paying Agent Fees. All fees and expenses payable to the Paying Agent in accordance with the Paying Agent Agreement.

            (z) Portfolio Reports. The reports to the Company regarding the Note Portfolio required to be prepared and delivered by the Agent under this Agreement.

            (aa) Preliminary Prospectus. Any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Securities Act, including the respective copies thereof filed with the Commission.

            (bb) Prospectus. The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission, except that if any prospectus provided to the Agent by the Company for use in connection with the Offering differs from the prospectus as filed with the Commission, the term "Prospectus" shall refer to such differing prospectus from and after the time such prospectus is first provided to the

      Agent by the Company for such use, including the respective copies thereof filed with the Commission.

            (cc) Prepayment. The payment of all or part of the interest due in any Due Period prior to the Due Date.

            (dd) Redemption Payment. The payment of principal plus any accrued and unpaid interest, that is being made at the discretion of the Issuer in accordance with the Indenture.

            (ee) Registration Statement. That certain Registration Statement on Form S-3 (File No. 333-71238) of the Company with respect to the Notes filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended and declared effective on or about the date hereof, including the respective copies thereof filed with the Commission.

            (ff) Renewable Note Program. The marketing, subscription and sale, administration, customer service and investor relations, registration of ownership, reporting, payment, repurchase, redemption, renewal and related activities associated with the Notes.

            (gg) Repurchase Payment. The payment of principal plus any accrued and unpaid interest, less any penalties upon the repurchase of any Note, that is being made at the request of the Holder in accordance with the Indenture.

            (hh) Rules and Regulations. The rules and regulations under the Securities Act as now and hereafter amended.

            (ii) Scheduled Payment. For any Due Period and any Note, the amount of interest and/or principal indicated in such Note as required to be paid by the Company under such Note for the Due Period and giving effect to any rescheduling or reduction of payments in any insolvency or similar proceeding and any portion thereof.

            (jj) Securities Act. The Securities Act of 1933, as amended, and as hereafter amended.

            (kk) Trust Account. The trust account established by the Trustee pursuant to the Indenture.

            (ll) Trustee. U.S. Bank Trust, National Association, or its successors or assigns.

            (mm) Trustee's Fee. All fees and expenses payable to the Trustee in accordance with the Indenture.

      SECTION 1.02 ACCOUNTING TERMS. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered by any person pursuant to this Agreement shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time applied on a consistent basis. To the extent generally accepted accounting practices do not apply to certain reports or accounting practices of Agent, the parties will mutually agree on the accounting practices and assumptions.

                                   ARTICLE II
                   APPOINTMENT OF AGENT AND RELATED AGREEMENTS

      SECTION 2.01 APPOINTMENT; EXCLUSIVITY. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions set forth herein and in the Prospectus during the term of this Agreement, the Company appoints the Agent as its exclusive agent for purposes of selling, including the offer and sale of the Notes, and servicing, including the servicing and administration of the Notes, in each case, under the Renewable Note Program upon the terms and conditions set forth herein, including without limitation compliance and conformity with Accepted Note Practices and Governmental Rules, and the Agent agrees to use its best efforts as such agent to offer and sell the Notes to Investors until the later of the termination of the Offering or the payment in full of all outstanding Notes, or until the termination of this Agreement, if earlier. During the term of this Agreement, the Company agrees to direct to the Agent all inquiries it receives with respect to the Notes.

      SECTION 2.02 SCOPE OF AGENCY. In the performance of its duties hereunder, Agent shall have full power and authority to take any and all actions for purposes of selling, including the offer and sale of Notes, and servicing, including the servicing and administration of the Notes, in each case, under the Renewable Note Program that Agent, in its discretion, deems necessary or appropriate, subject in all respects to compliance and conformity with Accepted Note Practices and Governmental Rules. Such discretion shall include, without limitation, the right to accept or reject subscription agreements, waive or reduce early repurchase penalties when appropriate, change interest payment dates, enforce early repurchase penalties and allow prepayment of Notes, with or without penalty. Notwithstanding the foregoing, Agent's authority to take any action on the Company's behalf, other than the rejection of subscription agreements, which has a financial impact of $500 or more shall be subject to receiving the prior written consent of the Company. In the performance of its duties hereunder, the Agent shall (i) act exclusively as the agent and the bailee of the Company in connection with the Renewable Note Program; (ii) hold, in trust and as custodian, all subscription agreements, notices or other documents and all purchase proceeds or other payments received by it in connection with the Renewable Note Program for the sole and exclusive use and benefit of the Company; and (iii) make dispositions of the items in clause (ii) only in accordance with this Agreement or at the written direction of the Company. Except as set forth herein with respect to the Renewable Note Program, the Agent shall have no authority, express or implied, to act in any manner or by any means for or on behalf of the Company.

      SECTION 2.03 Compensation to Agent.

            (a) Agent's Fees and Commissions. In consideration of the agreement of the Agent to provide its services as set forth in this Agreement, the Company will pay the Agent the following amounts:

                  (i) a commission of up to three percent (3%) of the gross
            proceeds received on the sale and renewal of Notes in accordance with the schedule set forth as Exhibit A hereto; and

                  (ii) an annual portfolio management fee equal to 0.25% of the weighted average principal balance of the Note Portfolio.

            (b) Agent's Expenses. The Company agrees with the Agent that whether or not the Effective Date occurs or the Agreement is terminated or cancelled or the sale of the Notes hereunder is consummated, and regardless of the reason for or cause of any such termination, cancellation, or failure to consummate, the Company will pay or cause to be paid to the applicable persons the following, whether incurred prior or subsequent to the date of this Agreement:

                  (i) subject to the prior approval by the Company, all
            reasonable out-of-pocket costs of the Agent incurred in connection with the Offering, including, but not limited to, designing, printing and mailing all offering and advertising materials, advertisements in newspapers, on the radio, on the internet and through direct mail, operating a toll-free telephone number, and assisting the Company with creating a web site, including any costs of a web developer or other third party consultants;

                  (ii) all reasonable fees and expenses of persons (other than the Agent and its affiliates), including, without limitation, fees and expenses of the Company's auditors and legal counsel, in connection with the preparation, printing, filing, and delivery of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto;

                  (iii) all reasonable fees and expenses incurred in connection with the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the states and other jurisdictions which the Agent may designate (with the prior approval of the Company) in accordance with the terms herewith;

                  (iv) all reasonable out-of-pocket costs incurred by the Agent or any other contractor in connection with the preparation, printing, filing, and delivery of notices, quarterly statements, newsletters and any other materials to be sent to Holders;

                  (v) all reasonable fees and expenses of the Agent's legal
            counsel in connection with the Offering and the ongoing servicing and administration of the Renewable Note Program as provided herein;

                  (vi) all fees and expenses of the Trustee and Paying Agent in connection with the Notes, and

                  (vii) all reasonable out-of-pocket costs incident to the
            performance of the Agent's obligations hereunder with respect to the ongoing servicing and administration of the Renewable Note Program that are not otherwise specifically described herein.

      The provisions of this Section are intended to relieve the Agent from the payment of reasonable fees, expenses and out-of-pocket costs which the Company hereby agrees to pay and shall not impair or limit the obligations of the Company hereunder to the Agent.

            (c) Payment of Fees and Commissions. On the last Business Day of each month, or as soon thereafter as practicable, Agent shall provide the Company with a written invoice for the previous month's fees and commissions that are payable with respect to Notes issued through the last three Business Days of the previous month that are not rescinded. Such commissions and fees will be due and payable by the later of the fifteenth
      (15th) day of every month or fifteen (15) days after the date such invoice is received. Notes issued in the last three Business Days of each month, and the fees and commissions payable with respect thereto, will be counted in the amount due to Agent for the subsequent month.

      SECTION 2.04 BROKERS AND DEALERS. The Agent may, in its sole discretion and at no additional obligation or expense to the Company, use the services of other brokers or dealers who are members of the NASD in connection with the offer and sale of the Notes. The Agent may enter into agreements with any such broker or dealers to act as its sub-agents for the sale of the Notes and shall be solely responsible for the payment of any portion of the Agent's compensation hereunder to such brokers or dealers.

      SECTION 2.05 AGENT'S UNRELATED ACTIVITIES. The Company agrees that Agent may sell other notes or securities in offerings similar to the Offering for other issuers during the course of the Offering; provided, however, without the written consent of the Company, Agent agrees not to advertise such other notes or securities by radio, newspaper or other media in such markets and at such times as the Company's advertisements for Notes are being broadcast or published. Anything to the contrary notwithstanding, the Agent may advertise other notes or securities of other issuers on its website or on the website of such other issuers, subject to the confidentiality provisions of this Agreement, and Agent shall have the right to advertise or otherwise disclose to unrelated prospective issuers, at its own expense, its relationship with the Company, the services it provides in connection with the Notes and the amount of money that it raised through the Offering.

      SECTION 2.06 BEST EFFORTS; INDEPENDENT CONTRACTOR. Anything to the contrary notwithstanding, Agent shall have no obligation to sell any minimum principal amount of Notes or to purchase Notes for its own account, for resale or for any other purpose, but rather Agent shall use its best efforts as selling agent in connection with the Offering of the Notes. During the term of this Agreement, all actions taken by Agent pursuant to this Agreement shall be in the capacity of an independent contractor, all sales of Notes conducted by Agent shall be solely for the account and at the risk of the Company, and in no event shall the Agent have any obligations under the Notes.

      SECTION 2.07 ISSUANCE AND PAYMENT. The Notes shall be issued pursuant to the Indenture and all Scheduled Payments, Redemption Payments and Repurchase Payments shall be made by electronic funds transfer or automated clearing house (i.e., ACH) remittance from the Trust Account by the Trustee, who shall initially serve as the Paying Agent, in accordance with the Paying Agent Agreement. The Company shall pay funds into the Trust Account as needed to cover Scheduled Payments, Redemption Payments, Repurchase Payments, Trustee's Fees and Paying Agent Fees.

                                  ARTICLE III
                           SERVICES; STANDARD OF CARE

      SECTION 3.01 SERVICES FOR NOTES. The services to be provided to the Company by the Agent pursuant to and during the term of this Agreement shall include the following:

            (a) Note Structure and Interest Rates. During the term of this Agreement, Agent shall advise the Company regarding the structure of the Notes and provide sample document forms. Throughout the Offering, Agent shall assist the Company in determining appropriate Note interest rates based on current market conditions and the Company's capital goals.

            (b) Marketing and Advertising. During the term of this Agreement, Agent shall develop and execute a direct response marketing strategy for the Notes designed to meet the Company's capital goals in a timely manner. Agent shall manage the process of creating, producing and placing any newspaper, radio, internet and direct mail advertisements. Agent shall also oversee designing and printing all marketing materials, in accordance with the applicable Rules and Regulations and any other requirements of the SEC and NASD or other Governmental Rules.

                  (i) Notwithstanding the foregoing, Agent's authority with
            respect to all ad placements and use of all marketing materials shall be subject to receiving the prior written approval of the Company.

                  (ii) In order to minimize advertising costs, Agent may
            recommend that the Company enter into long term contracts (not to exceed one year) with various newspapers and radio stations, and in such event, in addition to the direct cost of the advertisements themselves, the Company shall be responsible for any termination fees that result from the early cancellation of such contracts if approved by Company.

                  (iii) During the term of this Agreement, Company shall allow
            Agent to use the Company's logo, corporate colors, trademarks, tradenames, fonts, and other aspects of corporate identity in advertisements and marketing materials related to the Notes, subject to the Company's prior written approval of the specific use of these items in writing in each instance.

            (c) Subscription, Sale and Ownership. During the term of this Agreement, Agent shall review and process each subscription agreement for the Notes received from an Investor with the objective of determining whether (i) such agreement is complete and accurate in all material respects, including without limitation the execution thereof by such Investor, (ii) such Investor timely remits the subscribed amount thereunder, and (iii) the principal amount, interest rate and term to maturity and any other material terms of the Notes are verified for accuracy and completeness. Upon delivery by Investors of completed subscription agreements for Notes and full payment of the principal amount of such Notes to the Agent, as agent for the Company, the Agent shall promptly (i) accept or reject such subscription agreements on the Company's behalf, (ii) remit to the Company the payment of the principal amount of accepted subscriptions for Notes by directly depositing such subscription amounts in an account established by the Company for such purpose or in such other manner as may be directed by the Company from time to time, and (iii) remit to the Trustee electronic or hard copies of all accepted subscription agreements and related records as may be reasonably requested by the Trustee, including without limitation, a record of each deposit relating to the payment of the subscription amount of the Notes. Pursuant to the preceding sentence, Notes shall be issued by Agent on the Company's behalf in book-entry form only and Agent shall deliver a Note Confirmation to each Holder with respect to such Holder's respective accepted subscription agreement and the receipt of full payment for such Holder's Notes. The Company hereby appoints the Agent as its initial Registrar (as such term is defined in the Indenture) for the Notes pursuant to Section 2.3 of the Indenture. For so long as Agent shall serve as the Registrar for the Notes, Agent shall perform all of the duties and obligations of the Registrar under the Indenture, including without limitation the obligation to maintain a book-entry registration and transfer system for the ownership of the Notes in accordance with Section 2.14 and the other provisions of Article II of the Indenture.

            (d) Investor Relations and Reporting. During the term of this Agreement, Agent, in conjunction with the Trustee, shall manage all aspects of the customer service and investor relations functions, including, but not limited to, handling all inquiries from Investors, mailing investment kits, delivering to each Investor the Prospectus and subscription agreement, meeting with Investors, processing subscription agreements, responding to all written or telephonic questions by Investors and Holders relating to the Notes, recording changes in Holders' addresses or accounts, issuing quarterly statements and newsletters to Holders, directing the Paying Agent to make Scheduled Payments, Repurchase Payments and Redemption Payments to Holders in a timely manner, and issuing (or directing the Paying Agent to issue) Form 1099's to Holders as required by law. In addition, Agent shall provide the Trustee (and copy the Company) with quarterly management reports regarding the Notes as required under
      Section 4.4(d) of the Indenture.

            (e) Web Site Development. Subject to compliance and conformity with Accepted Note Practices by Agent, Agent (or a third party service provider working at Agent's direction) shall assist the Company in developing a dedicated Internet web site separate from the Company's corporate site to allow Investors to view online and download copies of the Offering documents (including the Prospectus, Interest Rate Supplement, and Subscription Agreement) and marketing materials that are included in the investment kit or comparable information.

      SECTION 3.02 MAINTENANCE OF FILES AND RECORDS. Agent shall establish and maintain at all times during the term of this Agreement files and records (including, without limitation, computerized records) regarding the Notes and the Note Portfolio, with full and correct entries of all transactions or modifications in a reasonably secure, up-to-date manner and in accordance with the following:

            (a) Location. All Note and Note Portfolio files and records shall be stored and maintained at Agent's principal place of business, or other location as designated by the Agent, with the Company's prior written consent, which shall not be unreasonably withheld. Agent shall keep in its files all correspondence received or sent regarding each Note, each Investor, and each Holder, whether upon any purchase or transfer of a Note.

            (b) Return. If this Agreement is terminated, the Agent shall promptly deliver to the Company or its designee, as the case may be, all Note files and records (including, without limitation, copies of computerized records and software, except as may be prohibited by any third party contract or license) related to the selling and servicing of the Notes and all monies collected by it relating to the Renewable Note Program (less any fees or expenses due to the Agent). Agent shall be entitled to make and keep copies of such records, at its cost and expense, but Agent must maintain such copies in strict compliance with all applicable Governmental Rules. In addition to delivering such data and monies, the Agent shall use its best efforts to effect the orderly and efficient transfer of the selling and servicing of the Notes to the Company or other party designated by the Company to assume responsibility for such selling and servicing, including, without limitation, directing Holders to remit all repurchase or other notices to the address designated by the Company. All costs of conversion and transfer of such records to the Company or another agent shall be paid by the Company.

            (c) Original Documents. Agent will scan and make an electronic copy of all original documents, including subscription agreements, Note Confirmations, correspondence from Investors and Holders and other materials relating to the Renewable Note Program, and store the originals of such documents in a reasonably secure manner and location as may be agreed upon with the Company. Agent shall exercise due care in handling and delivering the original documents and the other documents in the Note files and records. Agent shall not grant or allow any person an interest in original documents or rights thereunder, and all original documents in the possession of Agent shall be deemed to be in the possession of the Company.

            (d) Examination. At any time during Agent's normal business hours, the Company and its agents and representatives may physically inspect any documents, files or other records relating to the Renewable Note Program and discuss the same with Agent's officers and employees. Agent shall supply copies of any such documents, files, or other records upon request of the Company, as soon as is reasonably and commercially practicable, without notice, at the Company's cost and expense.

            (e) Retention. Unless otherwise requested by the Company, or unless otherwise required by law, Agent shall retain, with respect to each Note, for a period of 24 months from the date the Note is fully paid, all records, files and documents related to each such Note. At the end of such 24-month period, all such items shall be transferred to the Company, or to a third party as designated by the Company, at the Company's sole cost and expense. Agent shall be permitted to retain copies of any such documents for its own files for its own account and at its own expense. Agent shall maintain the privacy of the Investors and Holders in accordance with all applicable Governmental Rules.

      SECTION 3.03 MONTHLY REPORTS TO THE COMPANY. Agent shall provide the Company with monthly reports and analysis regarding the status of the Note Portfolio, the marketing efforts and the amount of Notes remaining under the Registration Statement. Agent shall provide such reports on or before the tenth
(10th) day of each month with respect to activity during the immediately preceding month. Agent shall also provide interim or custom reports at the Company's request as is commercially reasonable, including, without limitation, a weekly update via email identifying new Holders by name, address and principal amount of Notes purchased.

                                   ARTICLE IV
                  REPRESENTATIONS AND COVENANTS OF THE COMPANY

      SECTION 4.01 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to and agrees with the Agent as follows, which representations and warranties shall be deemed to be made continuously from and as of the date hereof until this Offering is terminated and all then-outstanding Notes have been paid in full or such earlier date that this Agreement has been terminated.

            (a) The Registration Statement, including the Prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations and has been filed with the Commission under the Securities Act. Copies of the Registration Statement and any amendments thereto, as filed with the Commission, have been delivered by the Company to the Agent.

            (b) As of the Effective Date, and at all times subsequent thereto until the termination of the Offering, the Registration Statement and Prospectus, including each document included therein by reference, and all amendments thereof and supplements thereto, will comply with or have complied with the provisions and requirements of the Securities Act and the Rules and Regulations. Neither the Commission nor any state securities authority has issued any order preventing or suspending the use of any Preliminary Prospectus or requiring the recirculation of a Preliminary Prospectus, or issued a stop order with respect to the Offering (if the Registration Statement has been declared effective), or instituted or, to the Company's knowledge, threatened the institution of, proceedings for any of such purposes. When the Registration Statement shall become effective and when any post-effective amendment thereto shall become effective, the Registration Statement will not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. When the Registration Statement is or was declared effective by the Commission and at all times subsequent thereto until the termination of the Offering, the Prospectus (as amended or supplemented, if the Company shall have filed with the

      Commission any amendment thereof or supplement thereto) will not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. None of the representations and warranties in this Section shall apply to any statements in, or omissions from the Agent Disclosure Statements (as defined in Section 5.01(f) below) in the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto.

            (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification and in which the failure to be qualified or in good standing would have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and, to the best of the Company' s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

            (d) The Company has operated and is operating in material compliance with all authorizations, licenses, certificates, consents, permits, approvals and orders of and from all state, federal and other governmental regulatory officials and bodies necessary to own its properties and to conduct its business as described in the Registration Statement and Prospectus, all of which are, to the best of the Company's knowledge, valid and in full force and effect. The Company is conducting its business in substantial compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, and the Company is not in material violation of any applicable law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties.

            (e) The Company is not in violation of its certificate of incorporation or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Material Agreement to which it is a party or by which it or its properties are bound.

            (f) The Company has full requisite power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable against the Company in accordance with its terms. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under:

                  (i) any Material Agreement to which the Company is a party or by which the Company or its properties may be bound;

                  (ii) the certificate of incorporation or bylaws of the
            Company, or

                  (iii) any applicable law, order, rule, regulation, writ,
            injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties.

            (g) No consent, approval, authorization or order of or qualification with any court, governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties is required for the execution and delivery of this Agreement and the consummation by the Company of the transactions herein contemplated, except such as may be required under the Securities Act, the Exchange Act, or under state or other securities or blue sky laws, all of which requirements have been satisfied.

            (h) Except as is otherwise expressly described in the Registration Statement or Prospectus, there is neither pending nor, to the best of the Company's knowledge, threatened, any action, suit, claim or proceeding against the Company or any of its officers or any of its properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its officers or properties or otherwise which if successful would be likely to (A) result in any material adverse change in the condition (financial or otherwise), earnings, operations or business of the Company or might materially and adversely affect its properties, assets or rights, or (B) prevent consummation of the transactions contemplated hereby.

            (i) All outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company conforms in all material respects with the statements relating thereto contained in the Registration Statement and the Prospectus. The Notes to be sold hereunder by the Company have been duly authorized for issuance and sale pursuant to the Indenture and this Agreement and, when issued and delivered against payment therefor in accordance with the terms of the Indenture and this Agreement, will be duly and validly issued and fully paid and non-assessable and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Notes to be sold hereunder by the Company or the issuance and sale thereof. The Notes will comply as to form with all applicable provisions of the laws of the State of New York.

            (j) PricewaterhouseCoopers LLP, which has expressed its opinion with respect to certain of the financial statements filed as part of the Registration Statement, is an independent accounting firm within the meaning of the Securities Act and the Rules and Regulations. The financial statements of the Company set forth or incorporated by reference in the Registration Statement and Prospectus comply in all material respects with the requirements of the Securities Act and fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

            (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, except as is otherwise disclosed in the Registration Statement or Prospectus or as is otherwise incorporated into the Registration Statement pursuant to the Securities Act and the Rules and Regulations, there has not been:

                  (i) any material change in the capital stock or long-term debt
            (including any capitalized lease obligation) or material increase in the short-term debt of the Company;

                  (ii) any material issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company;

                  (iii) any material adverse change, or any development
            involving a material adverse change, in or affecting the condition (financial or otherwise), earnings, operations, business or business prospects, management, financial position, stockholders' equity, results of operations or general condition of the Company;

                  (iv) any transaction entered into by the Company that is
            material to the Company, except transactions entered into by the Company in the ordinary course of business that are consistent with past practices (including without limitation any securitization transaction);

                  (v) any material obligation, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business; or

                  (vi) any loss or damage (whether or not insured) sustained to the property of the Company, which has a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company.

            (l) Except as is otherwise expressly disclosed in the Registration Statement or Prospectus or as is otherwise incorporated into the Registration Statement pursuant to the Securities Act and the Rules and
      Regulations:

                  (i) the Company has good and marketable title to all of the property, real and personal, and assets described in the Registration Statement or Prospectus as being owned by it, free and clear of any and all pledges, liens, security interests, encumbrances, equities, charges or claims, other than such as would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company; and

                  (ii) the Material Agreements to which the Company is a party described in the Registration Statement and Prospectus are valid agreements, enforceable by the Company except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by judicial limitations on the right of specific performance. Except as set forth in the Registration Statement and Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted.

            (m) The Company has timely filed (or has timely requested an extension of time to file) all necessary federal and state income and franchise tax returns. The Company has paid all taxes shown on such tax returns as due and payable, and there is no tax deficiency that has been or, to the best of the Company's knowledge, could be asserted against the Company that might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or properties of the Company, and all tax liabilities are adequately provided for in the books of the Company; provided, however, that the Company has not paid, and a deficiency may have been asserted for, taxes which are being contested by the Company in good faith and by proper proceedings and for which appropriate and reasonable reserves have been provided.

            (n) The Company owns, or possesses adequate rights to use, all patents, patent rights, inventions, trade secrets, know-how, technology, service marks, trade names, copyrights, trademarks and proprietary rights or information which are necessary for the conduct of its present or intended business as described in the Registration Statement or Prospectus. The expiration of any patents, patent rights, trade secrets, trademarks, service marks, trade names or copyrights would not have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with the asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, technology, trademarks, service marks, trade names or copyrights that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

            (o) The Company has not taken and will not take, directly or indirectly, any action (and does not know of any action by its directors, officers, employees, or other agents) which has constituted or is designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation, as defined in the Exchange Act or otherwise, to facilitate the sale or resale of the Notes. The Company has not distributed and will not distribute prior to the completion of the distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and Rules and Regulations.

            (p) The Company maintains insurance, which is in full force and effect, with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for its business and, to the best of the Company's knowledge, in line with the insurance maintained by similar companies and businesses; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

            (q) The Company has not at any time during the last five years made any unlawful contribution to any candidate for an office or failed to disclose fully any contribution in violation of law, or made any payment to any federal or state governmental officer or official, domestic or foreign, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorizations and transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles. To maintain accountability for assets, access to assets is permitted only in accordance with management's general or specific authorization, and the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (r) Except as set forth in the Registration Statement and Prospectus or as is otherwise incorporated into the Registration Statement pursuant to the Securities Act and the Rules and Regulations:

                  (i) the Company is in material compliance with all material rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (the "Environmental Laws") which are applicable to its business;

                  (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and the Prospectus;

                  (iii) to the best of the Company's knowledge, the Company will not be required to make any future material capital expenditures to comply with Environmental Laws: and

                  (iv) no property which is owned, leased or occupied by the
            Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

            (s) The historical financial information, financial projections and due diligence information of the Company presented to the Agent for its review, were prepared in good faith and represent the Company's best present estimate of the

      Company's financial condition prior to, and immediately following, completion of the sale of the Notes.

            (t) During the term of this Agreement, and except as set forth herein and in the Registration Statement, no person or entity other than the Agent is entitled to any compensation or other payments from either the Company or the Agent, as a finder, underwriter or agent in connection with the Offering or any other proposed transaction between the Company and the Agent. The Company agrees to promptly notify the Agent of any such relationships, including consulting or prior agency agreements entitling other parties to compensation for the Offering and agrees to provide the Agent with a copy of such agreements.

            (u) Any certificate signed by any officer of the Company and delivered to Agent or to Agent's counsel shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby that have a material relationship to the Offering, the Registration Statement or the Renewable Note Program.

      SECTION 4.02 COVENANTS OF THE COMPANY. The Company hereby covenants and agrees with the Agent as follows:

            (a) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible. The Company will notify the Agent promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information. The Company will prepare and file with the Commission, promptly upon the Agent's reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent's opinion, may be necessary or advisable in connection with the Offering of the Notes by the Agent; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus to which the Agent shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

            (b) The Company will advise the Agent, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or receipt of any specific threat of any proceeding for any such purpose. The Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

            (c) Within the time during which a Prospectus relating to the Notes is required to be delivered under the Securities Act, the Company will comply as far as it is able with all requirements imposed upon it by the Securities Act and the Rules and Regulations, so far as necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and the Prospectus. If, during the longer of such period or the term of this Agreement, any event or change occurs that could reasonably be considered material to the Offering or that causes any of the representations and warranties of the Company contained herein to be untrue in any material respect, or as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if, during such period, it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, then the Company will promptly notify the Agent, and, if necessary, will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance. Without limiting the foregoing, if this Agreement is terminated for any reason, the Company shall promptly amend the Prospectus and any related Offering materials to delete references to the Agent.

            (d) The Company will use its best efforts to arrange for the qualification of the Notes for offering and sale under the securities laws of such jurisdictions as the Agent may reasonably designate (with the prior approval of the Company) and to continue such qualifications in effect for so long as may be required for purposes of the Offering. In each jurisdiction in which the Notes shall have been qualified as herein provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

            (e) The Company will furnish to the Agent copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Agent may from time to time reasonably request.

            (f) For such period as this Agreement may be in effect, the Company shall make available to the Agent, as soon as the same shall be sent to its stockholders generally, copies of all annual or interim stockholder reports or other written communications to stockholders of the Company and will, for the same period, also furnish the Agent one copy of any report, application or document (other than exhibits, which, however, will be furnished on Agent's request) filed by the Company with the Commission, Nasdaq, the NASD or any securities exchange.

            (g) At all times during the term of this Agreement, the Company shall provide all information reasonably requested by Agent that relates to the Renewable Note Program in a timely manner and shall use its best efforts to insure that such information is complete and accurate.

            (h) The Company will, for a period of two (2) years from the Effective Date or such longer period as this Agreement is in effect, furnish directly to the Agent quarterly profit and loss statements, reports of the Company's cash flow and statements of application of the proceeds of the Offering in such reasonable detail as the Agent may request.

            (i) The Company will apply the net proceeds from the sale of the Notes substantially in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

            (j) The Company will not take, and will use its best efforts to cause each of its officers and directors not to take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation as defined in the Exchange Act of the price of any security of the Company to facilitate the sale or resale of the Notes.

            (k) The Company will authorize Agent to conduct due diligence investigations (limited to one per calendar year following the date hereof) to verify the Company's ability to offer and perform its obligations under the Notes during the term of this Agreement and agrees to provide Agent with access to its relevant books and records for the purpose of performing quarterly cash flow analysis.

                                   ARTICLE V
               REPRESENTATIONS AND COVENANTS OF AGENT; CONDITIONS

      SECTION 5.01 REPRESENTATIONS AND WARRANTIES OF AGENT. The Agent hereby represents and warrants to the Company as follows, which representations and warranties shall be made as of the execution of this Agreement until this Agreement has been terminated:

            (a) The Agent (i) has been duly organized, is validly existing and in good standing as a Minnesota corporation, (ii) has qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its activities (including without limitation activities of the Agent hereunder) makes such qualification necessary, and (iii) has full power, authority and legal right to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement.

            (b) The execution and delivery by the Agent of this Agreement are within the power of the Agent and have been duly authorized by all necessary corporate action on the part of the Agent. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any Governmental Rule binding on the Agent, the charter or by-laws of the Agent, or any of the provisions of any Material Agreement to which the Agent is a party or by which it is bound; nor will they result in the creation or imposition of any lien, charge or encumbrance upon any of Agent's property pursuant to the terms of any Material Agreement.

            (c) The Agent has obtained all governmental consents, licenses, approvals and authorizations, registrations and declarations which are necessary for the execution, delivery, performance, validity and enforceability of Agent's obligations under this Agreement.

            (d) There are no actions, suits or proceedings pending or, to the knowledge of the Agent, threatened against or affecting the Agent, before or by any court, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement, or which will, if determined adversely to the Agent, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect the Agent's ability to perform its obligations under this Agreement. The Agent is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

            (e) The Agent has obtained all necessary consents, approvals, waivers and notifications of creditors, lessors and other nongovernmental persons in connection with the execution and delivery of this Agreement, and the consummation of all the transactions herein contemplated.

            (f) When the Registration Statement shall become effective and when any post-effective amendment thereto shall become effective, the Agent Disclosure Statements in the Registration Statement will not or did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. When the Registration Statement is or was declared effective by the Commission and at all times subsequent thereto until the termination of the Offering, the Agent Disclosure Statements in the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto) will not or did not contain any untrue statement of a material fact or omit to state a material fact required to the stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. "Agent Disclosure Statements" shall mean any statements or disclosures included within or the subject of the Registration Statement or the Prospectus, which are either (i) included within the disclosure under the heading "Plan of Distribution" in the Prospectus, or (ii) based upon and conform to written information relating to the Agent furnished in writing to the Company by the Agent specifically for use in the preparation of the Registration Statement or the Prospectus, or any such amendment or supplement thereto; provided, however, the Agent makes no representation with respect to any Agent Disclosure Statement made without the consent of the Agent, or with respect to which the Agent has provided the Company a written objection.

            (g) The Agent has operated and is operating in material compliance with all authorizations, licenses, certificates, consents, permits, approvals and orders of and from all state, federal and other governmental regulatory officials and bodies necessary to conduct its business as contemplated by and described in this Agreement, all of which are, to the Agent's knowledge, valid and in full force and effect. The Agent is conducting its business in substantial compliance with all applicable Governmental Rules, laws, rules and regulations of the jurisdictions in which it is conducting business, and the Agent is not in material violation of any applicable Governmental Rule, law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Agent or over its properties.

            (h) The Agent has full requisite power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Agent and is a valid and binding agreement on the part of the Agent, enforceable against the Agent in accordance with its terms. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) any Material Agreement to which the Agent is a party or by which the Agent or its properties may be bound; (ii) the articles of incorporation or bylaws of the Agent: or
      (iii) any applicable law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Agent or over its properties.

            (i) The Agent has not distributed and will not distribute prior to the completion of the Offering, any offering material in connection with the Offering, other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by and in compliance with the Securities Act and Rules and Regulations.

            (j) The Agent maintains insurance, which is in full force and effect, with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for its business and, to the best of the Agent's knowledge, in line with the insurance maintained by similar companies and businesses; and the Agent has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the financial condition or business operations of the Agent.

            (k) The Agent has been assigned, transferred and assumed all of the rights, interests, duties and obligations that Miller & Schroeder Financial, Inc. ("Miller & Schroeder") previously had or claimed with respect to the Renewable Note Program and the Offering of the Notes. As a result of such assignment, transfer and assumption, the Company does not have any outstanding or existing agreement, contract or other arrangement relating to the Renewable Note Program and the Offering of the Notes to which Miller & Schroeder is a party or which otherwise involves Miller & Schroeder, and the Company otherwise does not have any obligations, duties, liabilities or payments owing or due to Miller & Schroeder in connection with the Renewable Note Program and the Offering of the Notes. Miller & Schroeder does not currently own 50% or more of any class or all classes of equity in the Agent, nor does Miller & Schroeder have options, warrants, rights or any other arrangement which would result in Miller and Schroeder owning 50% or more of any class or all classes of equity in the Agent. The Agent is not controlled directly or indirectly by Miller & Schroeder and Agent is not subject or party to any arrangement that permits or allows or would permit or allow the Agent to be controlled directly or indirectly by Miller & Schroeder. Agent is not subject or a party to, or otherwise materially involved in, nor does Agent reasonably expect to be subject or a party to, or otherwise become materially involved in, any litigation, proceeding, claim or other action involving or relating to Miller & Schroeder, including any litigation, proceeding, claim or other action from prior securities offerings that involved Miller & Schroeder as an underwriter, broker-dealer or selling agent.

      SECTION 5.02 COVENANTS OF AGENT. The Agent hereby covenants to the Company as follows, which covenants shall be deemed in force unless and until this Agreement is terminated as provided herein:

            (a) The Agent shall punctually perform and observe all of its obligations and agreements contained in this Agreement.

            (b) Except as provided in this Agreement, the Agent shall not take any action, or permit any action to be taken by others, which would excuse any person from any of its covenants or obligations under any Note, or under any other instrument related to a Note, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Note or any such instrument or any right in favor of the Company in a Note or such instrument, without the written consent of the Company.

            (c) The Agent shall not assign this Agreement or any of its rights, powers, duties or obligations hereunder without the express prior written consent of the Company, which shall not be unreasonably withheld.

            (d) Within the shorter of the time during which a prospectus relating to the Notes is required to be delivered under the Securities Act and the Rules and Regulations or the term of this Agreement, the Agent will comply as far as it is able with all requirements imposed upon it by the Securities Act and the Rules and Regulations, so far as necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and the Prospectus. If, during the shorter of such period or the term of this Agreement, to the Agent's best knowledge, any event or change occurs that could reasonably be considered material to the Offering or that causes any of the representations and warranties of the Agent contained herein to be untrue in any material respect, or as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if, during such period, to the Agent's best knowledge, it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act and the Rules and Regulations, then the Agent will promptly notify the Company, and, if necessary, use reasonable efforts to assist the Company in amending the Registration Statement or supplementing the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

            (e) The Agent will use reasonable efforts (i) to determine and designate the states or jurisdictions, if any, where the qualification or registration of the Notes is necessary or advisable in connection with the Offering and (ii) to assist the Company in arranging for the qualification or registration of the Notes for offering and sale under the securities laws of such states or jurisdictions and to continue such qualifications or registrations in effect for so long as may be required for purposes of the distribution of the Notes. In each state or jurisdiction in which the Notes shall have been qualified or registered as herein provided, the Agent will assist with making and filing the Company statements and reports in each year as are or may be reasonably required by the laws of such states or jurisdiction.

            (f) At all times during the term of this Agreement, the Agent shall provide all information relating to the Offering, the Renewable Note Program or the Note Portfolio reasonably requested by the Company in a timely manner and shall use its best efforts to insure that such information is complete and accurate in all material respects.

            (g) The Agent shall take such additional action as is reasonably requested by the Company in order to carry out the purposes of this Agreement.

                                   ARTICLE VI
                                   CONDITIONS

      SECTION 6.01 CONDITIONS OF THE AGENT'S OBLIGATIONS. The obligation of the Agent to sell the Notes on a best efforts basis as provided herein shall be subject to the accuracy of the representations and warranties of the Company, in the case of the Notes, as of the date hereof, to the performance by the Company of its obligations hereunder, and to the satisfaction of the following additional conditions:

            (a) The Registration Statement shall have become effective not later than 4:00 p.m. Minneapolis, Minnesota time on the date of this Agreement, or such later date or time as shall be consented to in writing by Agent (the "Effective Date"), and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company, or the Agent, threatened by the Commission or any state securities commission or similar regulatory body. Any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Agent and Agent's counsel.

            (b) The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment thereof or supplement thereto, contains any untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

            (c) Subsequent to the Effective Date and prior to termination of the Offering, there shall not have occurred any change, or any development involving a prospective change, which materially and adversely affects the Company's condition (financial or otherwise), earnings, operations, properties, business or business prospects from that set forth in the Registration Statement or Prospectus, and which is material and adverse or that makes it impracticable or inadvisable to proceed with the Offering of the Notes as contemplated by the Prospectus and this Agreement.

            (d) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Notes shall have been reasonably satisfactory to Agent's counsel, in all material respects, and Agent's counsel shall have been furnished with such papers and information as it may reasonably have requested to enable it to pass upon the matters referred to in this Section.

            (e) The Agent shall have received the opinion of Andrews & Kurth, L.L.P., counsel for the Company, dated as of the Initial Closing Date, satisfactory in form and substance to the Agent and Agent's counsel, which includes the opinions as set forth in Exhibit ___ attached hereto. Andrews & Kurth, L.L.P., in rendering the foregoing opinion, may rely as to questions of law not involving the laws of the United States or the State of New York upon opinions of local counsel, and, as to questions of fact, upon representations or certificates of officers of the Company and of government officials, in which case its opinion is to state such reliance. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Agent and to Agent's counsel.

            (f) At the time of execution of this Agreement, the Agent shall have received from PricewaterhouseCoopers LLP a letter dated the date of such execution, in form and substance satisfactory to the Agent, to the effect that they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable published instructions, and the Rules and Regulations thereunder, and further stating in effect that, in their opinion, the audited financial statements incorporated by reference in the Registration Statement and Prospectus covered by their report included therein comply as to form in all material respects with the applicable requirements of the Securities Act, the published instructions and the Rule and Regulations.

            (g) At the time of execution of this Agreement, the Agent shall have received from PricewaterhouseCoopers LLP a letter dated the date of such execution, in form and substance satisfactory to the Agent, that:

                  (i) On the basis of (1) a reading of the minutes of the
            stockholders' and directors' meetings of the Company, (2) inquiries of certain officials of the Company responsible for financial and accounting matters, (3) a reading of the Company's monthly operating statements for the months beginning on ___________, ____, and (4) other specified procedures and inquiries (but not an audit in accordance with generally accepted accounting principles), nothing came to their attention causing them to believe that:

                        (A) the unaudited financial statements of the Company
                  incorporated by reference in the Prospectus and any amendment thereof or supplement thereto do not comply as to form, in all material respects, with the applicable accounting requirements of the Securities Act and the published Rules and Regulations or were not prepared in conformity with generally accepted accounting principles and practices applied on a basis consistent in all material respects with those followed in the preparation of the audited financial statements of the Company included therein;

                        (B) the unaudited amounts of revenues, income before
                  provision for income taxes, net income and ratio of earnings to fixed charges of the Company incorporated by reference in the Prospectus, or any amendment thereof or supplement thereto, were not derived from financial statements prepared in conformity with generally accepted accounting principles and practices applied on a basis consistent in all material respects with those followed in the preparation of the audited financial statements of the Company included therein; or

                        (C) with respect to the period subsequent to _________,
                  ______, there were, at a specified date, not more than five business days prior to the date of the letter, any changes or any material increases or decreases in capital stock, long-term or short-term debt or stockholders' equity, decreases in net assets, net current assets, or net worth or any material decrease, as compared with the corresponding period of the prior year, in revenues or net income of the Company as compared with the amounts shown in the balance sheet included in the Registration Statement, except as disclosed or referred to in the Prospectus and Registration Statement.

                  (ii) Certain information and data regarding the Company and its operations set forth in the Prospectus that are expressed in dollars (or percentages derived from dollar amounts) or numbers have been compared to accounting records of the Company which were subject to the internal accounting controls of the Company and are in agreement with such records or computations made therefrom, excluding any questions of legal interpretation.

            (h) The Agent shall have received from the Company a certificate, dated as of the Initial Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company, to the effect that:

                  (i) The representations and warranties of the Company in this
            Agreement are true and correct as if made on and as of the date of the certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement.

                  (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Notes for offering or sale have been issued, and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission or any state or regulatory body.

                  (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus and any amendments thereof or supplements thereto.

                  (iv) Such documents contain all statements and information required to be included therein; the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (v) There has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

                  (vi) Subsequent to the respective dates as of which
            information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or material obligations, direct or contingent, or entered into any Material Agreements, not in the ordinary course of business consistent with past practice, and except as disclosed in the financial statements incorporated by reference in the Registration Statement, there has not been any material change in the capital stock, or any material increase in the short-term debt or long-term debt, or in the issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business) in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company.

                  (vii) Except as stated in the Registration Statement and
            Prospectus, there is not pending or, to their knowledge, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change of the condition, (financial or otherwise), business, prospects, or results of operations of the Company.

            (i) The Agent shall have received a certificate of Secretary of the Company, dated as of such Initial Closing Date, with the documents listed herein attached, and to the effect and certifying as follows:

                  (i) Attached thereto are true and correct copies of the
            certificate of incorporation of the Company, as amended to the date of the certificate, and stating that there have been no changes or amendments to the attached certificate of incorporation of the Company, and no resolutions have been adopted by the Board of Directors or stockholders of the Company relating to (A) the amendment of said certificate of incorporation; (B) the merger, consolidation or dissolution of the Company; or (C) the sale of all or substantially all of the assets or business of the Company, and that the Company is in good standing in the State of Delaware and has paid all of its corporate franchise taxes due as of the date of such certificate.

                  (ii) Attached thereto is a true and correct copy of the bylaws of the Company as in effect as of the date of such certificate and no resolutions have been adopted by the Board of Directors or stockholders of the Company relating to changes or amendments to the attached bylaws.

                  (iii) Attached thereto are true and correct copies of the
            resolutions of the Board of Directors of the Company relating to the preparation and signing of the Registration Statement and this Agreement, the issuance and sale of the Notes and other related matters, and such resolutions have not been amended, modified or rescinded and are in full force and effect as of the date of such certificate and are the only resolutions adopted by the Board of Directors of the Company with respect to the offering contemplated by the Registration Statement.

                  (iv) The persons who have signed the Registration Statement and all amendments thereto were duly elected at the respective times of such signing and duly acting as officers and directors of the Company or as an attorney-in-fact therefor, as set forth in the Registration Statement.

            (j) Leonard, Street and Deinard Professional Association, shall deliver to the Agent a Blue Sky Memorandum reasonably satisfactory to the Agent confirming that all requisite actions for the offer and sale of the Notes in all jurisdictions requested by the Agent have been taken.

            (k) The Company shall have furnished to the Agent and to Agent's Counsel such additional certificates, documents and evidence as the Agent shall reasonably request.

      All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Agent and Agent's counsel. All statements contained in any certificate, letter or other document delivered pursuant hereto by, or on behalf of, the Company shall be deemed to constitute representations and warranties of the Company.

      The Agent may waive in writing the performance of any one or more of the conditions specified in this Section or extend the time for their performance.

      If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled and if the fulfillment of said condition has not been waived by the Agent, this Agreement and all obligations of the Agent hereunder may be canceled at, or at any time prior to, the Initial Closing Date by the Agent. Any such reasonable cancellation shall be without liability of the Agent to the Company and shall not relieve the Company of its obligations under Article VII hereof. Notice of such cancellation shall be given to the Company as specified in Section 8.03.

                                  ARTICLE VII
                        INDEMNIFICATION AND CONTRIBUTION

      SECTION 7.01 COMPANY'S INDEMNIFICATION OF AGENT. The Company hereby agrees to indemnify and hold harmless the Agent, and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities that arise out of, or are based upon, (i) any breach, in any material respect, of any representation, warranty, agreement or covenant of the Company contained in this Agreement; (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto, or the omission or alleged omission to state in the Registration Statement or any amendment thereof or supplement thereto a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the Effective Date of the Registration Statement, or in the Prospectus (as amended or as supplemented), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Notes under, or exempt the Notes or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse the Agent and each such controlling person (subject to the limitation set forth in Section 7.03 hereof) for any legal or other expenses reasonably incurred by the Agent or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. However, the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Agent Disclosure Statements or any written information furnished to the Company by the Agent specifically for use in any application or other statement executed by the Company or the Agent filed in any jurisdiction in order to qualify the Notes under, or exempt the Notes or the sale thereof from qualification under, the securities laws of such jurisdiction (unless the Agent provided the Company with written notice of such untrue statement or omission prior to the claim arising in which case the indemnification shall nevertheless apply); and provided further that the Company will not be liable to the Agent with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability results from the fact that the Agent sold Notes to a person who was not sent or given, at or prior to written confirmation of such sale, a copy of the Prospectus in any case where such delivery is required by the Securities Act and the Rules and Regulations and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was correct in the Prospectus, provided that the Company has delivered the Prospectus to the Agent in requisite quantity to permit such delivery or sending. This indemnity agreement is in addition to any liability which the Company may otherwise have.

      SECTION 7.02 AGENT'S INDEMNIFICATION OF THE COMPANY. The Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities that arise out of, or are based upon, (i) any breach, in any material respect, of any representation, warranty, agreement, obligation or covenant of the Agent contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto, or the omission or alleged omission to state in the Registration Statement or any amendment thereof or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, if used prior to the Effective Date of the Registration Statement, or in the Prospectus (as amended or as supplemented), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) any untrue statement or alleged untrue statement of a material fact contained in any application or other statement executed by the Company or by the Agent and filed in any jurisdiction in order to qualify the Notes under, or exempt the Notes or the sale thereof from qualification under, the securities laws of such jurisdiction, or the omission or alleged omission to state in such application or statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in each case such indemnification shall extend only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Agent Disclosure Statements or any written information furnished to the Company by, or on behalf of, the Agent specifically for use in any application or other statement executed by the Company or by the Agent and filed in any jurisdiction (unless the Agent provided the Company with written notice of such untrue statement or omission prior to the claim arising in which case the indemnification shall nevertheless apply). The Agent will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person (subject to the limitation in Section 7.03 hereof) in connection with investigating or defending against any such loss, claim, damage, liability or action. This indemnity agreement is in addition to any liability which the Agent may otherwise have.

      SECTION 7.03 NOTICE OF INDEMNIFICATION CLAIM. Promptly after receipt by an indemnified party under Section 7.01 or 7.02 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under Section 7.01 or 7.02, notify in writing the indemnifying party of the commencement thereof. Failure to so notify the indemnifying party will relieve it from any liability under Section 7.01 or
7.02 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party including under Section 7.04. In case any such action is brought against any indemnified party, and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under Section 7.01 or 7.02 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select as separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel for each indemnified party separate from the indemnifying party's respective counsel(s) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

      SECTION 7.04 CONTRIBUTION. In order to provide for just and equitable contribution in any action in which the Agent or the Company (or any person who controls the Agent or the Company within the meaning of Section 15 of the Securities Act) makes claim for indemnification pursuant to Section 7.01 or 7.02 hereof, but such indemnification is unavailable or insufficient to hold harmless and indemnify a party under Section 7.01 or 7.02, as applicable, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7.01 or 7.02, as applicable, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Notes hereunder or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total commissions received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 7.04 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 7.04. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section 7.04 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 7.04. Notwithstanding the provisions of this Section, the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes distributed to the public were offered to the public exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

      SECTION 7.05 NOTICE OF CONTRIBUTION CLAIM. Promptly after receipt by a party to this Agreement of notice of the commencement of any action, suit or proceeding, such person will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the failure to so notify the Contributing Party will not relieve the Contributing Party from any liability which it may have to any party other than under Section 7.04. Any notice given pursuant to Section 7.03 hereof shall be deemed to be like notice under this
Section 7.05. In case any such action, suit or proceeding is brought against any party, and such person notifies a Contributing Party of the commencement thereof, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified.

      SECTION 7.06 REIMBURSEMENT. In addition to its other obligations under
Section 7.01 and 7.04 hereof, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 7.01, it will reimburse the Agent on a monthly basis for all legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Agent shall promptly return such payment to the Company.

      SECTION 7.07 ARBITRATION. It is agreed that any controversy rising out of the operation of the interim reimbursement arrangements set forth in Section
7.06 hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. If the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in
Section 7.06 hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Section 7.01 and 7.02 hereof or the obligation to contribute to expenses which is created by the provisions of Section 7.04 hereof.

                                  ARTICLE VIII
                              TERM AND TERMINATION

      SECTION 8.01 EFFECTIVE DATE OF THIS AGREEMENT. This Agreement shall become effective on the Effective Date immediately after the time at which the Registration Statement shall become effective under the Securities Act.

      SECTION 8.02 TERMINATION PRIOR TO INITIAL CLOSING DATE. This Agreement may be terminated by the Agent, at its option, by giving notice to the Company, if
(i) the Company shall have failed, refused, or been unable, at or prior to the Initial Closing Date, to perform any agreement on its part to be performed hereunder; (ii) any other condition of the Agent's obligations hereunder is not fulfilled or waived by the Agent; (iii) a banking moratorium shall have been declared by federal, New York or Minnesota authorities; (iv) there shall have been such a serious, unusual and material change in general economic, monetary, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such as, in the judgment of the Agent, makes it inadvisable to proceed with the delivery of the Notes; (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in the reasonable judgment of the Agent, materially and adversely affects or will materially and adversely affect the business or operations of the Company; or (vi) there shall be a material outbreak of hostilities or material escalation and deterioration in the political and military situation between the United States and any foreign power, or a formal declaration of war by the United States of America shall have occurred. Any such termination shall be without liability of any party to any other party, except as provided in Section 7.01, 7.02 and 7.04 hereof; provided, however, that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 2.03 hereof.

      SECTION 8.03 NOTICE OF TERMINATION. If the Agent elects to terminate this Agreement as provided in Section 8.02, it shall notify the Company and the Company's counsel promptly by telephone or transmitted by any standard form of telecommunication, confirmed by letter sent to the address specified in Section
9.02 hereof.

      SECTION 8.04 TERMINATION AFTER INITIAL CLOSING DATE. The Company or Agent may terminate this Agreement at any time subsequent to the Initial Closing Date as provided below, and in such case, Agent will be paid fees and commissions accrued up to the date of such termination plus its expenses accrued as of such date within thirty (30) days of such termination:

            (a) The Company will have the ability to terminate this Agreement in the following manner:

                  (i) with respect to the Company's termination of Agent's
            activities to market and sell the Notes, the Company must provide at least seven (7) days prior written notice to Agent, and

                  (ii) with respect to the Company's termination of Agent's
            other activities relating to the Notes, the Company will provide at least thirty (30) days prior written notice to Agent.

            (b) Agent will have the ability to terminate this Agreement in the following manner:

                  (i) with respect to the termination of Agent's activities to market and sell the Notes, Agent must provide at least thirty (30) days prior written notice to the Company, and

                  (ii) with respect to the termination of Agent's other
            activities relating to the Notes, Agent must provide at least sixty
            (60) days prior written notice to the Company; provided, however, that in either case of clause (i) or (ii) of this sentence, the Company may decrease the time periods for terminating Agent's activities by providing Agent with notice for termination consistent with the preceding paragraph (a).

      SECTION 8.05 TERMINATION WITHOUT TERMINATION OF OFFERING. Anything to the contrary notwithstanding, the termination of this Agreement shall not prevent the Company from commencing or cause the Company to terminate the Offering. In the event this Agreement is terminated without a termination of the Offering, then the Company, or its agents, shall be entitled to use all materials developed by Agent related to the Notes as provided elsewhere herein.

                                   ARTICLE IX
                                  MISCELLANEOUS

      SECTION 9.01 SURVIVAL. The respective indemnity and contribution agreements of the Company and the Agent set forth herein and the respective representations, warranties, covenants and agreements of the Company and the Agent set forth herein, shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, the Agent, the Company, any of its officers and directors, or any controlling person referred to in Article VII and shall survive the sale of the Notes. The aforesaid indemnity and contribution agreements shall also survive any termination or cancellation of this Agreement. Any successor of any party or of any such controlling person, or any legal representative of such controlling person, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.

      SECTION 9.02 NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or transmitted by any standard form of telecommunication, as follows:

      If to the Agent, to:    Sumner Harrington Ltd.
                              11100 Wayzata Boulevard
                              Suite 170
                              Minneapolis, Minnesota 55305
                              Attention:  K. Edward Elverud
                              Tel. (952) 542-7952
      with a copy to:         Leonard, Street and Deinard, Professional
                              Association
                              150 South Fifth Street
                              Suite 2300
                              Minneapolis, Minnesota 55402
                              Attention:  Mark S. Weitz
                              Tel. (612) 335-1500

      If to the Company, to:  Onyx Acceptance Corporation
                              27051 Towne Centre Drive
                              Suite 100
                              Foothill Ranch, California 92610
                              Attention:  Michael A. Krahelski
                              Tel. (949) 465-3658

      with a copy to:         Andrews & Kurth,  L.L.P.
                              1717 Main Street
                              Suite 3700
                              Dallas, Texas 75201
                              Attention:  Thomas R. Popplewell
                              Tel. (214) 659-4400

      SECTION 9.03 SUCCESSORS AND ASSIGNS; TRANSFER. This Agreement shall inure to the benefit of and be binding upon the Agent and the Company and their respective successors and assigns, and the officers, directors and controlling persons referred to in Article VII. Nothing expressed in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto, their respective successors and assigns, and the controlling persons, officers and directors referred to in Article VII, any legal or equitable right, remedy or claim under, or in respect of, this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors, assigns and such controlling persons, officers and directors, and for the benefit of no other person or corporation. No purchaser of any Notes shall be construed a successor or assign merely by reason of such purchase. Neither party may assign its rights and obligations under this Agreement without the written consent of the other party.

      SECTION 9.04 CUMULATIVE REMEDIES. Unless otherwise expressly provided herein, the remedies of the parties provided for herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of the party for whose benefit such remedy is provided, and may be exercised as often as occasion therefor shall arise.

      SECTION 9.05 ATTORNEYS' FEES. In the event of any action to enforce or interpret this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, whether or not such action proceeds to judgment.

      SECTION 9.06 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement of the parties hereto with respect to the matters addressed herein and supersedes all prior or contemporaneous contracts, promises, representations, warranties and statements, whether written or oral, with respect to such matters.

      SECTION 9.07 CHOICE OF LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

      SECTION 9.08 CONFIDENTIALITY. The Company agrees to keep confidential all non-public information concerning the marketing, selling and administration of the Notes, except as disclosure may be required by law. The Agent agrees to keep confidential all non-public information supplied to it by the Company, including without limitation, all non-public information obtained during any due diligence investigation of the Company.

      SECTION 9.09 RIGHTS TO INVESTOR LISTS. The Offering will produce a list of prospective, current and former Investors and Holders. The Company and Agent each shall be able to use these lists for their own business purposes as long as doing so does not interfere with the marketing, sale or administration of the Notes.

      SECTION 9.10 WAIVER; SUBSEQUENT MODIFICATION. Except as expressly provided herein, no delay or omission by any party in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy, and no waiver by any party or any failure or refusal of the other party to comply with its obligations under this Agreement shall be deemed a waiver of any other or subsequent failure or refusal to so comply by such other party. No waiver or modification of the terms hereof shall be valid unless in writing and signed by the party to be charged, and then only to the extent therein set forth.

      SECTION 9.11 SEVERABILITY. If any term or provision of this Agreement or application thereof to any person or circumstance shall, to any extent, be found by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      SECTION 9.12 JOINT PREPARATION. The preparation of this Agreement has been a joint effort of the parties and the resulting document shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

      SECTION 9.13 CAPTIONS. The title of this Agreement and the headings of the various articles, section and subsections have been inserted only for the purpose of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

      SECTION 9.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, this Distribution and Management Agreement is hereby entered into by the undersigned parties as of the date first set forth above.



THE COMPANY:                            ONYX ACCEPTANCE CORPORATION


                                        By:
                                           -------------------------------------
                                             [Name]
                                             [Title]


THE AGENT:                              SUMNER HARRINGTON LTD.


                                        By:
                                           -------------------------------------
                                             K. Edward Elverud
                                             President



DISTRIBUTION AND MANAGEMENT AGREEMENT SIGNATURE PAGE